UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. 2)
Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

AURASOUND, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

AURASOUND, INC.
2850 Red Hill Avenue, Suite 100,
Santa Ana, CA 92705

May 27, 2011

To our stockholders:

On November 11, 2010, our board of directors and a stockholder holding a majority of the voting power of AuraSound, Inc. approved an amendment to our Articles of Incorporation that will increase the number of shares of authorized common stock, $0.01 par value per share, from 16,666,667 to 100,000,000.  Enclosed you will find an information statement providing information to you regarding this corporate action.

The written consent of  the majority stockholder assures that the action will occur without your vote.  Your vote is not required to approve the action, and the enclosed information statement is not a request for your vote or a proxy statement.  This information statement is being provided only to inform you of the action that has been taken.

Very truly yours,

AuraSound, Inc.

By:	/s/ Harald Weisshaupt
Harald Weisshaupt, Chief Executive Officer

INFORMATION STATEMENT
OF
AURASOUND, INC.
2850 Red Hill Avenue, Suite 100,
Santa Ana, CA 92705

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is first being mailed on or about June 3, 2011 to the holders of record as of the close of business on May 31, 2011 (the “Record Date”) of the common stock, par value $0.01 per share (“Common Stock”) of AuraSound, Inc. (referred to in this information statement as “we”, “us”, “our” or “AuraSound”).

On November 11, 2010 our board of directors and a single stockholder holding a majority of the voting power of AuraSound (the “Majority Stockholder”), approved an amendment to our Articles of Incorporation that will increase the number of shares of authorized Common Stock, from 16,666,667 to 100,000,000.  The Majority Stockholder’s approval and consent constitutes the approval and consent required to approve the action by Nevada law.  Accordingly, this action will not be submitted to our remaining stockholders for a vote.  This information statement is being furnished to our stockholders to provide you with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C.

The date of this information statement is May 27, 2011.

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our Common Stock.

We will only deliver one information statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.  We will promptly deliver a separate copy of this information statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

AuraSound, Inc.
Attn: Corporate Secretary
2850 Red Hill Avenue, Suite 100,
Santa Ana, CA 92705
Telephone No.: (949) 829-4000

SUMMARY TERM SHEET

Information about the Transaction Discussed in this Information Statement

As discussed in the section below, titled “Change of Control”, which appears on page 3 of this information statement, on July 10, 2010 we entered into a transaction in which we issued to GGEC America, Inc. 6,000,000 shares of unregistered Common Stock, (ii) a 3 year warrant to purchase 6,000,000 shares of Common Stock at an exercise price of $1.00 per share, and (iii) a 3 year warrant to purchase 2,317,265 shares of Common Stock at an exercise price of $0.75 per share for an aggregate purchase price of US $3,000,000.  We refer to this transaction throughout this information statement as the “GGEC Transaction”.  On July 10, 2010 we executed an Asset Purchase Agreement (which was subsequently amended on July 31, 2010) with ASI Holdings Limited and its wholly-owned subsidiary, ASI Audio Technologies, LLC, pursuant to which we agreed to acquire substantially all the business assets and certain liabilities of ASI Holdings Limited and ASI Audio Technologies, LLC in consideration of the issuance to the 2 stockholders of ASI Holdings Limited an aggregate of 5,988,005 shares of Common Stock and a 5 year warrant to purchase 3,000,000 shares of Common Stock at an exercise price of $1.00 per share.  We refer to this transaction throughout this information statement as the “ASI Transaction”.  Detailed information regarding the Asset Purchase Agreement signed in conjunction with the ASI Transaction is included in the discussion below titled “Change of Control”.

In order for us to issue all of the Common Stock required to be issued in the ASI Transaction and to have enough shares of Common Stock to issue in the event that all of our outstanding warrants, including those issued in the GGEC Transaction and the ASI Transaction, are exercised, we must increase the number of shares of Common Stock authorized by our Articles of Incorporation.

Names and Addresses of the Parties

AuraSound, Inc., located at 2850 Red Hill Avenue, Suite 100, Santa Ana, CA 92705, was a party to both the GGEC Transaction and the ASI Transaction.  Our telephone number is (949) 829-4000.  The parties to the GGEC Transaction were:

Guoguang Electric Company Limited
 No. 8 Jinhu Road
Xinjua Street, Huadu Reg
Guangzhou 510800 China
Telephone: (020) 2860 9988

and

GGEC America, Inc.
1801 East Edinger Avenue, Suite 255
Santa Ana, California 92705
Telephone: (714) 750 2280

The parties to the ASI Transaction were:

ASI Holdings Limited
Room E-F, 10/F., Neich Tower,
128 Gloucester Road,
Wanchai, Hong Kong
Telephone: (852) 3743-0924

and

ASI Audio Technologies, LLC
6125 E. Indian School Road, Suite 2001
Scottsdale, Arizona, 85251

BUSINESS OF AURASOUND, INC.

We are a southern California based developer, manufacturer and marketer of premium audio products, with a worldwide end user customer base. We are focused on the development of innovative and revolutionary audio solutions and speaker designs to deliver high-end audio products to the OEM, home and professional audio markets. We have developed a proprietary portfolio of unique audio speaker technologies as a result of this emphasis on research and development, which we believe has led to strong brand recognition among audiophiles, sound engineers, OEM and ODM electronics manufacturers and premium audio manufacturers.

BUSINESS OF GGEC AMERICA, INC.

GGEC America, Inc., through Guoguang Electric Company Limited (“GGEC”), located in the People’s Republic of China, provides manufacturing services to developers of audio products.

BUSINESS OF ASI HOLDINGS LIMITED

ASI Holdings Limited, through ASI Audio Technologies, LLC, is a global provider of audio products and, in particular, sound bars for applications in home entertainment.

REASONS FOR ENGAGING IN THE TRANSACTIONS

We engaged in the GGEC Transaction so that we could continue to receive high quality manufacturing services from GGEC and so that GGEC America, Inc. would continue providing us with the funds necessary to operate our business.

We engaged in the ASI Transaction because our business and that of ASI Holdings Limited had a number of synergies, including a common manufacturing partner, GGEC, a strong and growing revenue base and a strong product development cycle. GGEC is the sole supplier of our manufactured products and was one of two suppliers to ASI Audio Technologies, LLC.

REGULATORY APPROVALS

We were not required to obtain regulatory approvals before entering into either the GGEC Transaction or the ASI Transaction.

REPORTS, OPINIONS AND APPRAISALS

We did not receive any reports, opinions or appraisals from any outside party before entering into the GGEC Transaction or the ASI Transaction.

PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS

       ASI Holdings Limited was approached by GGEC as to a possible acquisition of ASI Holdings Limited and its subsidiaries by AuraSound during the late fall in 2009.  AuraSound delivered a memorandum of understanding to ASI in December of 2009.  Negotiations were conducted by Mr. Arthur Liu, AuraSound’s former Chief Executive Officer and Mr. Harald Weisshaupt, the Chief Executive Officer of ASI.  After the negotiations were completed, ASI and AuraSound executed the memorandum of understanding on January 6, 2010.    During early May 2010, AuraSound delivered the first draft of the purchase agreement to ASI.  Over the next three months, AuraSound and ASI negotiated the various agreements and closed the ASI Transaction on July 31, 2010.

ACCOUNTING TREATMENT OF THE ASI TRANSACTION

The ASI Transaction has been accounted for as an acquisition which results in ASI Holdings being treated as being acquired by AuraSound, Inc. under purchase accounting.

CHANGE OF CONTROL

On July 10, 2010, AuraSound entered into and consummated a Securities Purchase Agreement with GGEC America, Inc., a California corporation (“GGEC America”), and its parent Guoguang Electric Company Limited, a Chinese corporation (“GGEC China”).  Pursuant to the Securities Purchase Agreement, AuraSound sold and issued to GGEC America (i) 6,000,000 shares of unregistered Common Stock, which, immediately following the consummation of the purchase, constituted approximately 55% of AuraSound’s issued and outstanding shares of Common Stock, (ii) a 3 year warrant to purchase 6,000,000 shares of Common Stock at an exercise price of $1.00 per share, and (iii) a 3 year warrant to purchase 2,317,265 shares of Common Stock at an exercise price of $0.75 per share; for an aggregate purchase price of US $3,000,000 (the “GGEC Transaction”).  GGEC America paid the purchase price for the shares and warrants by cancelling $3,000,000 of indebtedness owed by AuraSound to GGEC America and GGEC China.  In addition, pursuant to the Securities Purchase Agreement, AuraSound issued 3 year warrants to a total of 5 officers, employees and consultants of AuraSound and GGEC America to purchase a total of 380,000 shares of Common Stock at an exercise price of $0.75 per share (the “Service Warrants”).  The warrants issued to GGEC and the Service Warrants are exercisable for cash only and will not be exercisable until AuraSound has increased its authorized Common Stock to a number sufficient to allow their full exercise.  We were not required to obtain the approval of our stockholders before entering into the GGEC Transaction.

As part of the GGEC Transaction, on July 8, 2010 two of our directors, Arthur Liu and Amy Liu, submitted their written resignations from our board of directors, effective as of the closing of the GGEC Transaction.  AuraSound’s two remaining directors, Robert Pearson and Judie Rothenberger, appointed two new directors designated by GGEC America, namely Robert Tetzlaff, the Chief Executive Officer of GGEC America, and Yu Zhang (a/k/a Kobe Zhang), the Secretary and a director of GGEC America, to serve until their earlier resignation or removal or until their successors are duly elected.

On December 12, 2007, we entered into a three year non-exclusive Manufacturing Agreement with GGEC China, whereby GGEC China was the primary manufacturer of our proprietary audio products (the “Prior Agreement”).  Under the terms of the Prior Agreement, GGEC China was compensated for units manufactured and shipped in an amount equal to the manufacturing cost (consisting of material cost, direct labor and overhead equal to 100% of direct labor cost) plus forty percent of the profit margin.  The Prior Agreement was governed by California law and any disputes under the Prior Agreement were to be settled by arbitration in accordance with the United States Federal Arbitration Act.

On July 30, 2010 we and GGEC China entered into a new Manufacturing Agreement which superseded and replaced the Prior Agreement.  Pursuant to the new Manufacturing Agreement, we agreed to fully disclose to GGEC China and its personnel our processes, trade secrets, engineering, design, operating information, technical information and other data (defined in the Manufacturing Agreement as “Know-how”) relating to AuraSound’s products and, as necessary to provide instruction to GGEC China’s personnel in the methods and techniques for manufacturing the products.  We also granted to GGEC China the right to manufacture and package our products and to transfer this right to its affiliates.  GGEC China agreed that any new inventions or related products or processes which it may develop as a result of disclosure of the Know-how will be the property of AuraSound.  GGEC China also agreed that it will not, without our written consent, sell or distribute the products or manufacture or sell competing products to any of our current customers.

For the manufacturing services performed pursuant to the Manufacturing Agreement, we will pay to GGEC China the cost of all materials required to build the products, labor charges, finance charges, selling, general and administrative expenses, spoilage charges and an amount of profit.  We will also be required to pay the costs of shipping the products and tooling charges for the improvement of products or for the development of new products.

GGEC China will provide an office at its facility in China to host our engineering and support team.  GGEC China has also agreed to provide the use of its audio testing facilities at no charge to us.  GGEC China and AuraSound have also agreed to develop new products that will be manufactured by GGEC China and sold by us.

All of our intellectual property, as well as our Know-how and any patents, design rights, copyrights and other intellectual property rights that relate to special tooling, will belong to us.  All products made pursuant to the Manufacturing Agreement will belong to us.  GGEC China agreed that it will supply the products only to us or to customers specified by us and agreed that it will not manufacture for our competitors products that compete with the products that GGEC China manufactures for us.  So long as GGEC China gives us prompt notice of any claim made or action threatened or brought against GGEC China, we agreed to indemnify GGEC China against any claim of infringement of letters patent, registered design, trade mark or copyright by the use or sale of the products manufactured by GGEC China for us.

On July 10, 2010 AuraSound also entered into, and on July 31, 2010 it consummated, an Asset Purchase Agreement with ASI Holdings Limited, a Hong Kong corporation (“ASI Holdings”), and its wholly-owned subsidiary, ASI Audio Technologies, LLC, an Arizona limited liability company (“ASI Arizona”), pursuant to which AuraSound agreed to acquire substantially all the business assets and certain liabilities of ASI Holdings and ASI Arizona (the “ASI Transaction”).  AuraSound agreed to acquire substantially all the business assets and certain liabilities of ASI Holdings and ASI Arizona in consideration of the issuance to the 2 stockholders of ASI Holdings, namely Sunny World Associates Limited (“Sunny World”) and Faithful Aim Limited (“Faithful Aim”), of an aggregate of 5,988,005 shares of Common Stock, of which 5,389,204 shares of Common Stock have been issued to Sunny World and 250,000 shares of Common Stock have been issued to Faithful Aim, leaving a balance of 348,801 shares of Common Stock yet to be issued to Faithful Aim.  There was also the issuance to Sunny World of a 5 year warrant to purchase 3,000,000 shares of Common Stock at an exercise price of $1.00 per share.  The warrant is exercisable for cash only, but may not be exercised until AuraSound has increased its authorized Common Stock to a number sufficient to enable the full exercise of all of AuraSound’s outstanding warrants and options and until certain vesting conditions of the warrant are satisfied.

Pursuant to the Asset Purchase Agreement, AuraSound agreed to assume approximately $10,154,745 in liabilities of ASI Holdings and ASI Arizona, primarily consisting of trade payables.

The obligations of the parties under the Asset Purchase Agreement were subject to certain closing conditions.  Our obligations under the Asset Purchase Agreement were subject to the following closing conditions:  (i) completion of a business, financial and legal due diligence review of ASI Holdings and ASI Arizona, (ii) ASI Holdings and ASI Arizona were required to obtain third party consents to the assignment of certain contracts of ASI Holdings and ASI Arizona to us, and (iii) we were required to enter into an Employee Transition Agreement with ASI Holdings, pursuant to which ASI Holdings continues to employ certain employees in Hong Kong and the People’s Republic of China until we are in a position to legally do so in those jurisdictions.  Until we can employ those individuals, we make payments to ASI Holdings in the amount of their salaries...  ASI Holdings’ and ASI Arizona’s obligations under the Asset Purchase Agreement were also subject to the following additional closing conditions:  (i) the Manufacturing Agreement, dated as of December 12, 2007, by and between GGEC China and AuraSound had to be terminated without any liability to AuraSound and we had to enter into a new manufacturing agreement with GGEC China in a form acceptable to ASI Holdings, (b) GGEC America had to agree to vote its shares of Common Stock in favor of, or otherwise consent in writing to, the increase in our authorized common stock, and (iii) on the closing date, we could have no more than $4,545,623 in current and long term liabilities..

The parties to the Asset Purchase Agreement agreed to indemnify each other against damages resulting from breaches of their respective representations and warranties and covenants in the Asset Purchase Agreement, and ASI Holdings and ASI Arizona agreed to indemnify us against damages resulting from any liabilities that were not specifically assumed by us pursuant to the Asset Purchase Agreement, provided that no party is liable for any indemnification payments until such damages exceed $100,000, and then only damages in excess of that amount will be indemnified..  We are not liable for indemnification payments in excess of 50% of the value of the shares issued in the ASI Transaction on the closing date, to be calculated by multiplying the number of shares issued to Sunny World and Faithful Aim (the “ASI Transaction Shares”) by the closing price of the Common Stock reported by Bloomberg LP on the closing date.  Any indemnification payments to be made by ASI Holdings or ASI Arizona will be made by delivery of the ASI Transaction Shares, valued at an amount equal to the closing price of the Common Stock as reported by Bloomberg LP on the date that the indemnification obligation is finally determined.  ASI Holdings and ASI Arizona will not be liable for damages in excess of, in the aggregate, 2,994,002 ASI Transaction Shares; provided, however, if the holders of the ASI Transaction Shares hold less than that number of ASI Transaction Shares at the time the indemnification obligation is finally determined, the cap shall be such lesser amount.  If an indemnification claim is properly asserted prior to the expiration of 18 months from the Closing Date, the holders of the ASI Transaction Shares will not sell any shares that will reduce their total number of shares held below 2,994,002 shares until the claim has been finally adjudicated or settled.

On July 31, 2010, we, ASI Holdings and ASI Arizona entered into Amendment No. 1 to the Asset Purchase Agreement (the “Amendment”) pursuant to which the parties agreed that only 500,000 of the ASI Transaction Shares would be released to the shareholders of ASI Holdings on the closing date, and the balance of 5,488,005 shares (the “Contingent Shares”) would be held in escrow by our legal counsel until (i) AuraSound or GGEC China, or an affiliate of GGEC China, including, without limitation, GGEC America, obtains the license rights needed for AuraSound to manufacture and sell ASI Holdings’ products to ASI Holdings’ customers after the closing date, and (ii) all of the members of AuraSound’s Board of Directors who have no beneficial ownership interest in the Contingent Shares approve the release of the Contingent Shares to the shareholders of ASI Holdings, which approval shall not be unreasonably withheld if the condition in the preceding clause (i) is satisfied.  The shareholders of ASI Holdings have the right to vote their respective Contingent Shares notwithstanding that the Contingent Shares are held in escrow, until or unless the Contingent Shares are cancelled as contemplated in the following sentence.  If the conditions in the preceding clauses (i) and (ii) are not satisfied on or prior to the six month anniversary of the closing date, which, as noted above, was July 31, 2010, the Contingent Shares will be deemed automatically cancelled and the certificates representing the Contingent Shares were to be returned to our transfer agent for cancellation.  In regards to the Contingent Shares, 5,389,204 shares of Common Stock have been issued to Sunny World and 250,000 shares of Common Stock have been issued to Faithful Aim, leaving a balance of 348,801 shares of Common Stock yet to be issued to Faithful Aim.

As of the Record Date, GGEC controls 52% and Sunny World controls 3.9% of the voting power of AuraSound.  Prior to these transactions, Arthur Liu, our former Chief Executive Officer and Chief Financial Officer owned, directly or through an entity controlled by him, 2,456,876 shares, or approximately 44.6%, of our issued and outstanding Common Stock and voting power.  See the discussion below titled, “Security Ownership of Certain Beneficial Owners and Management”.  We were not required to obtain the approval of our stockholders before entering into the ASI Transaction.  ASI Holdings obtained the approval of its 2 stockholders before entering into the ASI Transaction.

As part of the ASI Transaction and upon its closing, Judie Rothenberger and Yu Zhang (a/k/a Yu Zhang) resigned as directors and the remaining directors appointed Harald Weisshaupt, the Chief Executive Officer, founder and controlling stockholder of ASI Holdings, Tan Tung Tsui (a/k/a Danny Tsui), the General Manager of GGEC Hong Kong, a subsidiary of GGEC China, and Vidian Tran (a/k/a Vivian Tran), the Financial Manager of GGEC America to our board of directors.  In addition, upon the closing of the ASI Transaction, Harald Weisshaupt became the Chief Executive Officer and Chief Financial Officer of AuraSound.

On August 15, 2010, our board of directors appointed William H. Kurtz and Peter Andreyev to serve as directors.  On May 26, 2011, our Board of Directors appointed Yu Zhang to serve as a director.

The following persons now constitute AuraSound’s board of directors:

Tan Tung Tsui (a/k/a Danny Tsui) (Chairman)
Harald Weisshaupt
Robert Tetzlaff
Robert Pearson
William H. Kurtz
Peter Andreyev
Yu Zhang

INFORMATION ABOUT THE VOTING RIGHTS OF OUR STOCKHOLDERS
AND INFORMATION REGARDING THE MAJORITY STOCKHOLDER

Each share of our outstanding Common Stock is entitled to one vote.  Pursuant to our bylaws and NRS§78.390, a vote by the holders of at least a majority of our outstanding Common Stock is required to effect the action described below.

On November 11, 2010, we had 11,504,835 shares of Common Stock issued and outstanding and available to vote for the action discussed below.  The action required the approval of 5,752,418 shares.

Pursuant to NRS§78.320(2), the Majority Stockholder voted in favor of the action described below in a written consent dated November 11, 2010. GGEC America, Inc., the Majority Stockholder voted a total of 6,000,000 shares of our Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of May 27, 2011 as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the number of securities and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities.  The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934.  Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.  Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all of the shares of Common Stock shown as beneficially owned by the stockholder.

The following table is based on a total of 16,644,039 shares of Common Stock outstanding as of May 27, 2011.  The numbers in the column titled “Number of Shares of Common Stock Beneficially Owned” include common stock and warrants that may be issued only after AuraSound has increased its authorized Common Stock to a number sufficient to enable the full exercise of all of AuraSound’s outstanding warrants and options.

Title of Class of Security	Name and Address	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock

	Officers, Directors and Director Designees

Common Stock	Harald Weisshaupt, Chief Executive Officer, Chief Financial Officer and Director	5,389,204 (1)	32.7%
Common Stock	Danny Tsui, Director	0	0
Common Stock	Robert Tetzlaff, Director	0	0
Common Stock	Yu Zhang, Director	0	0
Common Stock	Robert Pearson, Director	0	0
Common Stock	William H. Kurtz, Director	0	0
Common Stock	Peter Andreyev, Director	0	0

	All executive officers, executive officer designees, directors and Director Designees as a group	5,409,204	32.8%

	5% Holders
Common Stock	Arthur Liu	5,178,378 (2)	36.4%
Common Stock	InSeat Solutions, LLC	3,110,846 (3)	22.2%
Common Stock	Sunny World Associates Limited	5,389,204 (4)	32.7%
Common Stock	GGEC America, Inc.	14,317,265 (5)	72.3%
Common Stock	Vision Opportunity Master Fund	964,837 (6)	7.7%

*Less than 1%.

(1) These shares are held by Sunny World Associates Limited, which is controlled by Mr. Weisshaupt.  The Company has also issued a warrant to purchase 3,000,000 shares of Common Stock at a price of $0.75 per share to Sunny World Associates Limited, however this warrant is not reflected in the table as certain milestones must be met before any portion of the warrant shall vest. The warrant to purchase 3,000,000 shares may only be exercised once the milestones have been met and further may only be exercised once the number of authorized shares of Common Stock is increased.

(2) Includes 1,207,419 shares of Common Stock and a warrant to purchase 200,000 shares of Common Stock at a price of $0.75 per share held by Arthur Liu and 660,113 shares of Common Stock held by Arthur Liu Stock Trust, a trust controlled by Arthur Liu. The warrant to purchase 200,000 shares of Common Stock held by Mr. Liu may be exercised once the number of authorized shares of Common Stock is increased. Mr. Liu also holds voting and investment control over the securities owned by InSeat Solutions, LLC, which are included in this number.  Please see footnote 4 below.

(3) Includes 589,344 shares of Common Stock, a warrant to purchase 277,778 shares of Common Stock at a price of $0.50 per share and a warrant to purchase 2,243,724 shares of Common stock at a price of $0.50 per share held by Inseat Solutions LLC, an entity controlled by Arthur Liu. The warrants to purchase shares of Common Stock held by Inseat Solutions LLC may be exercised once the number of authorized shares of Common Stock is increased.

(4) See foonote (1) above.  The address of Sunny World Associates Limited is 8F, Richmond Commercial Building, 109 Argyle Street, Hong Kong.

(5) Includes 6,000,000 shares of Common Stock and warrants to purchase 6,000,000 shares of Common Stock at a price of $1.00 per share and 2,317,265 shares of Common Stock at a price of $0.75 per share.  The warrants to purchase shares of Common Stock held by GGEC America may be exercised once the number of authorized shares of Common Stock is increased. The address of GGEC America, Inc. is 1801 E. Edinger Avenue, Suite 255, Santa Ana, California 92705..

(6) Includes warrants to purchase 964,837 shares of Common Stock at a price of $0.50 per share.  The address of Vision Opportunity Master Fund Ltd. is 20 W. 55th Street, 5th Floor, New York, New York 10019.

Item 1 below describes the action that has been taken by our board of directors with the consent of the Majority Stockholder.  A copy of the resolution approved by the Majority Stockholder is attached to this information statement as Attachment 1.

ITEM 1

AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

Our board of directors and the Majority Stockholder approved an amendment to our Articles of Incorporation that will increase the number of shares of authorized Common Stock from 16,666,667 to 100,000,000.  There will be no change in the number of shares of authorized preferred stock.  We refer to the amendment in this discussion as the “Authorized Shares Amendment.” A copy of the Authorized Shares Amendment is attached to this information statement as Attachment 2.

The Authorized Shares Amendment will be implemented by filing it with the Secretary of State of Nevada.  Once we file the Authorized Shares Amendment, we will have 66,613,027 shares of authorized but unissued and unreserved Common Stock available for issuance.  The number of shares of authorized but unissued, undesignated and unreserved preferred stock available for issuance will remain at 3,333,333.

Reason for Amendment

Our Articles of Incorporation currently authorize only 16,666,667 shares of Common Stock.  As of the Record Date, 11,504,835 of these shares of Common Stock were issued and outstanding.  In addition, as of the Record Date, we have outstanding warrants that are exercisable for Common Stock, which if exercised in full would obligate us to issue an additional 16,942,934 shares of Common Stock.

We do not have adequate authorized unissued shares of Common Stock to enable the holders of our warrants to exercise them, nor would we be able to raise equity capital to fund our current operations and future growth, if we wished to do so.  Although, other than the warrants that have already been issued and the remaining balance of the Common Stock that will be issued to Faithful Aim Limited, as described in the section of this information statement titled “Change of Control”, we do not have any definitive plans or agreements in place for any issuances.  The unissued shares of Common Stock will be available for issuance if deemed advisable by our board of directors for various corporate purposes, including financing transactions, strategic transactions such as acquisitions, compensation of service providers and in connection with stock splits or dividends.  Please see the more detailed discussion below titled “Effect of the Proposal/Advantages and Disadvantages”.

Anti-takeover Effect of Amendment

The increase in our authorized Common Stock could make any attempt to gain control of our company more difficult, costly or time consuming and the availability of additional authorized and unissued shares might make it more difficult to remove management.  Please see the more detailed discussion below titled “Effect of the Proposal/Advantages and Disadvantages”.

The Authorized Shares Amendment was not adopted as a result of management’s knowledge of any specific effort to accumulate our securities or to obtain control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise.  As of the date of this information statement, neither our Articles of Incorporation or our bylaws contain provisions having an anti-takeover effect, the adoption of the Authorized Shares Amendment is not part of a plan by management to adopt a series of such amendments, and management does not intend to propose other anti-takeover measures.

Effect of the Proposal/Advantages and Disadvantages

During the next 12 months it is possible that we may wish to raise equity capital, acquire other businesses that are compatible with our business or enter into a joint venture, strategic partnership or other working relationships with one or more service providers in the audio speaker industry.  Any of these types of transactions may include the issuance of securities, including Common Stock, warrants or convertible promissory notes.  We want to be able to enter into financing transactions, acquisition transactions or other working relationships when and as we deem it advantageous.  If adequate shares of our Common Stock are not available when an opportunity presents itself, we may lose the opportunity.  If the Authorized Shares Amendment had not been approved, our board of directors would be required to obtain approval for each proposed issuance from our Majority Stockholder, and then provide an information statement to our remaining stockholders before the securities could be issued.  This would impede the ability of our board of directors to act quickly to consummate transactions requiring the issuance of our securities and would greatly increase our costs of doing business.  Furthermore, if the holders of our warrants wanted to exercise them, they are not able to do so.  Until we increase our authorized Common Stock, this will deprive us of the capital that could be raised from the exercise of the warrants.

On the other hand, the additional authorized and unissued shares of Common Stock may be issued by the board of directors to make any attempt to gain control of our company more difficult, costly or time consuming or to make it more difficult to remove management, even if it were in the best interests of the stockholders.  Shares of Common Stock could be issued by our board of directors to dilute the percentage of Common Stock owned by a significant stockholder, such as the Majority Stockholder, thereby making it difficult or impossible for the Majority Stockholder to retain control.  Issuing additional shares of Common Stock could also increase the costs associated with, or the number of voting shares necessary for, removing management or meeting the voting requirements imposed by Nevada law with respect to a merger, tender offer or proxy contest.  Our board of directors currently has no intention to issue shares of our Common Stock for any of these purposes.

Finally, the issuance of the newly authorized shares of Common Stock will dilute the percentage ownership of our current stockholders.

Limitations on the Adoption of the Authorized Shares Amendment

Our Common Stock is traded on the OTC Bulletin Board which is a quotation service, not an exchange.  The OTC Bulletin Board does not reserve the right to refuse to list or to de-list any stock which has unusual voting provisions that nullify or restrict voting nor does it have requirements calling for a stockholder vote on issuances of additional shares.

Section 78.390 of the Nevada Revised Statutes

Section 78.390 of the Nevada Revised Statutes permits the amendment of a corporation’s Articles of Incorporation to allow for an increase or decrease of the aggregate number of authorized shares of a class so long as the amendment is approved by the holders of at least a majority of the votes entitled to be cast on the amendment.

Effective Date

The Authorized Shares Amendment will become effective when we file it with the Nevada Secretary of State.  We intend to file the authorized shares amendment 20 days after the date on which this Information Statement is mailed to our stockholders.

Information about our Common Stock

The following is a summary of the rights of our Common Stock, which is qualified in its entirety by reference to our Article of Incorporation and bylaws.

Our authorized capital stock consists of 16,666,667 shares of Common Stock, $0.01 par value per share and 3,333,333 shares of Preferred Stock, $0.01 par value.  We have issued no shares of Preferred Stock.

Voting Rights

Holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Holders of our Common Stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividends

Subject to limitations under Nevada law and preferences that may apply to any shares of Preferred Stock that we may decide to issue in the future, holders of our Common Stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our board of directors out of funds legally available therefor.

Liquidation

In the event of the liquidation, dissolution or winding up of our business, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding Preferred Stock we may decide to issue in the future.

Rights and Preferences

Our Common Stock has no preemptive, conversion or other rights to subscribe for additional securities.  There are no redemption or sinking fund provisions applicable to our Common Stock.  The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.

Fully Paid and Non-Assessable

All outstanding shares of our Common Stock are validly issued, fully paid and non-assessable.

BUSINESS OF ASI HOLDINGS

Overview

ASI Holdings was incorporated under the laws of Hong Kong as a limited liability company in May 2007. ASI Audio Technologies LLC, an Arizona limited liability company and ASI Holdings are engaged in the development, commercialization, and sales of audio products, sound systems, and audio components.  ASI Holdings develops, manufactures and markets premium audio products. ASI Holdings has developed and is currently marketing speakers that will deliver sound quality to devices such as desktop computers, flat-panel televisions, displays and soundbars.  ASI Holdings’ main focus is the OEM market.  ASI Holdings’ operations in regards to design and development are located in Scottsdale, Arizona, with engineering, customer service, technical support, logistics and finance located in Hong Kong.  ASI Holdings also has sales offices located in Guangzhou, China and Taipei, Taiwan.

Historically, ASI Holdings has provided its products to the OEM audio market. Successful development and customer acceptance of ASI Holdings’ product lines has provided an opportunity for accelerated growth with major consumer electronics companies.

Research and Development and Product Manufacturing

ASI Holdings employ a skilled research and development team which is based in Scottsdale, Arizona and is responsible for identifying and creating new products and applications along with improving and enhancing existing products.  ASI Holdings research engineers and facilities are located in both Scottsdale, Arizona and China. GGEC China is currently one of the primary manufacturers of ASI Holdings' audio products. GGEC China is compensated for units manufactured and shipped. GGEC China is located in Guangzhou, China.

ASI Holdings currently outsources most of its product manufacturing and some testing and development functions to GGEC China. The manufacturing campus of GGEC China consists of 1,200,000 square meters with more than 26 production lines. The plant is also ISO-9001, ISO 14000, TS16949 and QS-9000 certified and contains extensive research and development facilities; a full range of testing facilities including China’s largest anechoic chamber used for loudspeaker design; research labs for magnetics, cone materials, vibrations and speaker systems design; an engineering library; office space; and a show room. The facility also has extensive warehousing and full living accommodations for the staff.

Competition

ASI Holdings competes in the traditional audio and micro-audio market segments.

In the traditional audio market, ASI Holdings provides component speakers to the OEM market. Several well established companies participate in the mid to high-end of the traditional home and pro audio markets. Among these companies are Bose Corporation, Boston Acoustics, Inc., Harman International Industries, Inc., Polk Audio, Inc., Alpine Electronics, Inc., Bang & Olufsen Holding A/S and Clarion Co. Ltd.

The markets for audio speakers are competitive and subject to continuous technological innovation. ASI Holdings’ competitiveness depends on its ability to offer high-quality products that meet its customers’ needs on a timely basis. The principal competitive factors of its products are time to market, quality, price and breadth of product line. Many of its competitors have significant advantages over ASI Holdings such as far greater name recognition and financial resources than ASI Holdings has. ASI Holdings does not represent a significant competitive presence in the industry.

Sales and Marketing

ASI Holdings markets and sells its products through a network of its sales representatives located in Hong Kong and Scottsdale, Arizona.  Harald Weisshaupt, ASI Holdings’ CEO, is also actively involved in developing new sales contacts, as well as obtaining customer orders.

Customers

During ASI Holdings’ fiscal year ended December 31, 2009, and the partial year ended June 30, 2010, most of ASI Holdings’ sales were made to customers inside the United States. A significant portion of ASI Holding’s revenues have historically been attributed to a small number of customers. None of ASI Holdings’ customers have continuing obligations to purchase products from ASI Holdings.

Intellectual Property and Proprietary Rights

ASI Holdings protects its intellectual property through existing laws and regulations and by contractual restrictions. It relies upon trademark, patent and copyright law, trade secret protection and confidentiality or license agreements with its employees, customers, partners and others to help it  protect its intellectual property.

ASI Holdings has applied for ten patents in the People's Republic of China covering the design and technical innovations found in its audio products. The granting of any patent involves complex legal and factual questions. The scope of allowable claims is often uncertain. As a result, ASI Holdings cannot be sure that any patent application filed by it will result in a patent being issued, nor that any patents issued will afford adequate protection against competitors with similar technology, nor can it provide assurance that patents issued to ASI Holdings will not be infringed upon or designed around by others.

ASI Holdings has also applied for two trademarks in the United States.

MARKET FOR THE COMMON EQUITY OF ASI HOLDINGS AND RELATED STOCKHOLDER MATTERS

There was no public market for ASI’s equity securities.  There were 2 holders of record of ASI’s common stock.  ASI never declared or paid any cash dividends.  ASI had no securities authorized for issuance under an equity incentive plan.

DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The statements in this discussion that are not historical facts are “forward-looking statements”. The words “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “continue”, the negative forms thereof, or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements are identified by those words or expressions. Forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control.  Actual results, performance or achievements may differ materially from those expressed or implied by forward-looking statements depending on a variety of important factors, including, but not limited to, the continued global recession, which may impact the discretionary spending of consumers, the availability of financing, competition, the political, economic and legal environments related to doing business in Hong Kong, where the operations of ASI Holdings are based, foreign currency exchange, changes in governmental policies in Hong Kong or the United States with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, the ability of management to combine the operations of ASI Holdings with those of AuraSound, loss of a major customer or supplier and other risks and uncertainties.  ASI Holdings is not undertaking to update or revise any forward-looking statement, whether as a result of new information, future events or circumstances or otherwise.

ASI Holdings was incorporated under the laws of Hong Kong as a limited liability company in May 2007. ASI Audio Technologies LLC and ASI Holdings are engaged in the development, commercialization, and sales of audio products, sound systems, and audio components.

General

Net sales are comprised of gross sales less returns and cash discounts. Operating results are seasonal, with a greater percentage of net sales being earned in the first and second quarters of the fiscal year due to the fall and winter selling seasons.

Cost of goods sold consists primarily of material costs, direct labor, direct overhead, inbound freight and duty costs, warranty costs, sales commission and a reserve for inventory obsolescence.

Research and development costs consist primarily of costs related to new product commercialization including product research, development and testing.

Selling, general and administrative expenses consist primarily of non-marketing payroll and related costs and corporate infrastructure costs.

Critical Accounting Policies and Estimates

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The reported financial results and disclosures were determined using the significant accounting policies, practices and estimates described in Note 2 to the consolidated financial statements included as Attachment 3 to this information statement.

RESULTS OF OPERATIONS

Six Months ended June 30, 2010 as compared to Six Months ended June 30, 2009

During the six months ended June 30, 2010, net revenue from operations totaled $10,973,580, an increase of $2,963,740 or approximately 37% over net revenue of $8,009,840 received during the six months ended June 30, 2009..  The increase in net revenue was due to increased demand of soundbars driven by better performance and perceived value and obtaining a major customer.

Cost of revenue for the six months ended June 30, 2010 was $10,201,436 as compared to cost of revenue of $7,018,201 for the six months ended June 30, 2009, an increase of $3,183,235 or approximately 45.4%.  The increase in cost of revenue was directly related to the increase in revenue received during the period and greater input cost. Furthermore, ASI Holdings started selling repurposed B & C stock.

Gross profit for the six months ended June 30, 2010 was $772,144, as compared to $991,639 in gross profit for the six months ended June 30, 2009, a decrease of $219,495 or approximately 22.1%.  The decline in gross profit was due to greater input cost. Furthermore, the customer mix from 2009 to 2010 is significant. ASI Holdings started selling to a major customer in July 2009.

Operating expenses include both selling expenses and general and administrative expenses.  Operating expenses for the six months ended June 30, 2010 totaled $1,328,819 as compared to operating expenses of $1,022,467 for the six months ended June 30, 2009, an increase of $306,352 or approximately 30%.  The primary reason for the increase in operating expenses was due to an increase in selling expenses of $198,245, from $21,985 for the six months ended June 30, 2009 to $220,230 for the six months ended June 30, 2010.  This increase was due to the rental of a hub warehouse by ASI Holding at a cost of approximately $200,000.

General and administrative expenses increased by $108,107, from $1,000,482 for the six months ended June 30, 2009 to $1,108,589 for the six months ended June 30, 2010.  The increase in general and administrative expenses was due to increased operational and salary expense.

As a result of the foregoing, loss from continuing operations increased by $525,846 or approximately 1,705.7%, from $30,829 for the six months ended June 30, 2009 to $556,675 for the six months ended June 30, 2010..

Other comprehensive loss, which was a result of losses incurred in foreign currency translation, was $25,431 for the six months ended June 30, 2010 as compared to $5,723 for the six months ended June 30, 2009.  The increase in foreign currency loss was due to our increased sales.

Liquidity And Capital Resources

As of June 30, 2010, current liabilities exceeded current assets by $3,613,883 compared to a deficit of $2,925,311 as of December 31, 2009.

Cash from operations during the six months ended June 30, 2010 was $1,411,269 as compared to net cash provided by operations of $354,042 during the same period in the prior year.  This was due primarily to increased operating cash flow due to better working capital management driven by delayed payments to vendors.

Cash used in investing activities for the six months ended June 30, 2010 was $62,092 as compared to cash used of $33,000 during the same period in the prior year.  Cash was used for the purchase of materials for product development such as tooling and IDs for new products.

Cash used in financing activities totaled $478,716 for the six months ended June 30, 2010 as compared to $143,695 used for the six months ended June 30, 2009.  Cash was used during both periods for the repayment of an installment loan.

ASI Holdings had net operating loss carry-forwards of approximately $3,593,799 as of June 30, 2010.  Based upon historical operating results, management determined that it cannot conclude that it is more likely than not that the deferred tax asset is realizable. Accordingly, a 100% valuation reserve allowance has been provided against the deferred tax benefit asset.

Fiscal Year ended December 31, 2009 as compared to the Fiscal Year ended December 31, 2008

During the fiscal year ended December 31, 2009, net revenue from operations totaled $20,579,309, an increase of $13,247,292 or approximately 180.7% over net revenue of $7,332,017 received during the fiscal year ended December 31, 2008.  The increase in net revenue was due to increased sales with existing customers and obtaining a major customer.

Cost of revenue for the fiscal year ended December 31, 2009 was $18,253,473 as compared to cost of revenue of $6,891,229 for the fiscal year ended December 31, 2008, an increase of $11,362,244 or approximately 164.9%.  The increase in cost of revenue was directly related to the increase in revenue received during the period.

Gross profit for the fiscal year ended December 31, 2009 was $2,325,836, as compared to $440,788 in gross profit for the fiscal year ended December 31, 2008, an increase of $1,885,058 or approximately 427.7%.  The increase in gross profit was due to increased revenue from existing customers and the acquisition of a new major customer.

Operating expenses include both selling expenses and general and administrative expenses.  Operating expenses for the fiscal year ended December 31, 2009 totaled $2,880,993 as compared to operating expenses of $2,832,047 for the fiscal year ended December 31, 2008, an increase of $48,946 or approximately 1.7%.  This small increase in operating expenses was due to an increase in selling expenses of $219,246, from $59,326 for the fiscal year ended December 31, 2008 to $278,572 for the fiscal year ended December 31, 2009.  This increase was due to the acquisition of a major customer.

General and administrative expenses decreased by $170,300, from $2,772,721 for the fiscal year ended December 31, 2008 to $2,602,421 for the fiscal year ended December 31, 2009.  The decrease in general and administrative expenses was due to laying off employees in the U.S. and reducing expenses to reduce cash outflow.

As a result of the foregoing, loss from continuing operations decreased by $1,743,668 or approximately 73%, from $2,391,259 for the fiscal year ended December 31, 2008 to $555,157 for the fiscal year ended December 31, 2009.

During the 2008 fiscal year, ASI Holdings incurred a loss from discontinued operations, including noncontrolling interest, of $4,939.  During the 2009 fiscal year, there was a gain on the disposal of a subsidiary in the amount of $22,277 but no similar gain during the fiscal year ended December 31, 2008.  Other comprehensive loss related to foreign currency translation of $615 during the fiscal year ended December 31, 2009 as compared to $448 for the fiscal year ended December 31,2008.

Net loss of the fiscal year ended December 31, 2009 was $646,668 as compared to a net loss of $2,417,552 for the fiscal year ended December 31, 2008..

Liquidity And Capital Resources

As of December 31, 2009, current liabilities exceeded current assets by $2,925,311 compared to a deficit of $2,278,028 as of December 31, 2008.

Net cash used in operations during the fiscal year ended December 31, 2009 was $733,902 as compared to net cash used by operations of $266,436 during the same period in the prior year.  Cash was used primarily to sustain daily operations and production.

Cash used in investing activities for the fiscal year ended December 31, 2009 was $897 as compared to cash used of $18,279 during the same period in the prior year.  Cash was used for the purchase of materials for product development such as tooling and IDs for new products.

Cash provided by financing activities totaled $787,448 for the fiscal year ended December 31, 2009 as compared to $231,992 of cash provided by financing activities during the period ended December 31, 2008.  During the 2009 fiscal year, cash in the amount of $859,285 and $820,776 was provided by an installment loan and continuing operations, respectively, and was offset by the payment of loans from related parties in the amount of $38,509 and cash used in financing activities of a disposed entity in the amount of $33,328.  During the fiscal year ended December 31, 2008, cash was provided by an installment loan, a loan from related parties, financing activities from continuing operations and financing activities of a disposed entity.

During the 2009 fiscal year, interest expense paid totaled $239,483 and related to the factoring program that was in place between ASI Holdings and HSBC Bank in Hong Kong.  During the 2008 fiscal year, interest expense totaled $14,294 and related again to the factoring program that was in place between ASI Holdings and HSBC Bank in Hong Kong.

ASI Holdings had net operating loss carry-forwards of approximately $2,930,658 as of December 31, 2009.  Based upon historical operating results, management determined that it cannot conclude that it is more likely than not that the deferred tax asset is realizable. Accordingly, a 100% valuation reserve allowance has been provided against the deferred tax benefit asset..

Risk Related to Concentration of Customers and Vendors

ASI Holdings had a concentration of customers during the six months ended June 30, 2010 which accounted for most of its sales. ASI Holdings had a concentration of customers during the year ended December 31, 2009 which accounted for most of its sales. The receivables due from these customers as of June 30, 2010 and December 31, 2009 totaled $4,963,217 and $4,555,259 respectively.

        ASI Holdings had a concentration of vendors during the six month period ended Junes 30, 2010, which accounted for most of the company’s purchases. During the year ended December 31, 2009 a concentration of vendors accounted for most of the company’s purchases. The amount due to these vendors as of June 30, 2010 and December 31, 2009 totaled $9,504,702 and $7,610,591 respectively.

Going Concern

The financial statements included in this information statement have been prepared in conformity with generally accepted accounting principles, which contemplated the continuation of ASI Holdings as a going concern. This basis of accounting contemplates the recovery of assets and the satisfaction of its liabilities in the normal course of business. Through December 31, 2009, ASI Holdings had incurred cumulative losses of $2,930,658 including net losses from continuing operations of $668.945 for the year ended December 31, 2009.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the past two fiscal years through the date of this information statement, ASI Holdings had no changes in or disagreements with Kabani & Company, Inc., its independent registered public accountants, on accounting and financial disclosure.

FINANCIAL STATEMENTS

The audited consolidated financial statements for the years ended December 31, 2008 and 2009, and the unaudited financial statements of ASI Holdings for the six-month periods ended June 30, 2010 and 2009 are attached to this information statement as Attachment 3 and the unaudited consolidated pro-forma statements of financial condition as of June 30, 2010 of AuraSound, Inc. are attached to this information statement as Attachment 4.

HISTORICAL AND PRO-FORMA INFORMATION

Comparative Historical and Pro Forma Per Share Data

The following table sets forth certain historical per share data of AuraSound and ASI Holdings and combined per share data on an unaudited pro forma basis after giving effect to the Merger.  The following data should be read in conjunction with the separate historical consolidated financial statements of AuraSound and the historical consolidated financial statements of ASI Holdings.  The historical consolidated financial statements of ASI Holdings are included in this information statement.  The unaudited pro forma combined per share data do not necessarily indicate the operating results that would have been achieved had the merger been completed as of the beginning of the earliest period presented and should not be taken as representative of future operations.  Neither AuraSound nor ASI Holdings has declared or paid any cash dividends on its Common Stock.

AuraSound, Inc.	ASI Holdings Limited

Net loss from continuing operations per share,	Net loss from continuing operations per share,
Year ended June 30, 2010 $(0.48)	Year ended December 31, 2009 $(12.95)

Book value per share, June 30, 2010 $(1.39)	Book value per share, December 31, 2009 $(58.51)
June 30, 2010 $(72.28)

Pro forma net loss from continuing operations per share,	Pro forma net loss from continuing operations per share,
Year ended June 30, 2010 $(0.48)	Year ended June 30, 2010 $(13.77)

Pro forma book value per share,	Pro forma book value per share,
Year ended June 30, 2010 $(1.39)	Year ended June 30, 2010 $(72.28)

ATTACHMENT 1
WRITTEN CONSENT TO ACTION

WRITTEN CONSENT
OF THE
MAJORITY STOCKHOLDER
OF
AURASOUND, INC.,
a Nevada corporation

The undersigned, being the holder of a majority of the voting stock (“Majority Stockholder”) of Aurasound, Inc., a Nevada corporation (the "Corporation"), acting pursuant to the authority granted by Section 78.320 of the Nevada Revised Statutes and the bylaws of the Corporation, do hereby adopt the following resolutions by written consent as of November 11, 2010.

AMENDMENT TO ARTICLES OF INCORPORATION

WHEREAS, the Board of Directors of the Corporation previously approved an increase in the number of authorized shares of the Corporation’s common stock, par value $0..01 per share, from 16,666,667 shares to 100,000,000 shares (the “Amendment”); and

WHEREAS, the Board has presented the Amendment to the Majority Stockholder for consideration and approval.

BE IT RESOLVED, that the Majority Stockholder hereby approve the Amendment, in the form set forth in Exhibit A attached hereto.

GENERAL AUTHORIZATION

RESOLVED, that any action or actions heretofore taken by any executive officer of the Corporation, for and on behalf of the Corporation, in connection with the foregoing resolutions are hereby ratified and approved by the Majority Stockholder.

 [SIGNATURE PAGE FOLLOWS]

This Written Consent shall be added to the corporate records of the Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held.

This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document.  All counterparts shall be construed together and shall constitute a single Written Consent.

IN WITNESS WHEREOF, the undersigned, being the holders of a majority of the voting stock of the Corporation, have executed this Written Consent on and effective for all purposes as of the date first written above.

  MAJORITY STOCKHOLDER:

GGEC America, Inc.

/s/ Robert Tetzlaff
By: Robert Tetzlaff
Its: Chief Executive Officer
Shares of Common Stock: 6,000,000
Percentage Held: 52.2%

EXHIBIT A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Aurasound, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first sentence of ARTICLE IV is hereby amended to read in full as follows:

“The authorized capital stock of this Corporation is 103,333,333 shares of capital stock, consisting of 100,000,000 shares of common stock with full voting rights and with a par value of $0.01 per share, and 3,333,333 shares of preferred stock, with a par value of $0.01 per share (the “Preferred Stock”)..”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 52.2%

4. Effective date of filing: (optional) (must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

ATTACHMENT 2
AUTHORIZED SHARES AMENDMENT

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Aurasound, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first sentence of ARTICLE IV is hereby amended to read in full as follows:

“The authorized capital stock of this Corporation is 103,333,333 shares of capital stock, consisting of 100,000,000 shares of common stock with full voting rights and with a par value of $0.01 per share, and 3,333,333 shares of preferred stock, with a par value of $0.01 per share (the “Preferred Stock”).”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 52.2%

4. Effective date of filing: (optional) (must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.